Exhibit 77Q1(a) Certificate of Amendment to Certificate of Statutory Trust of Phoenix-Aberdeen Worldwide Opportunities Fund: ATTACHED BELOW

Exhibit 77Q1(g) Agreement and Plan or Reorganization made as of September 21, 2004, by and between Phoenix Equity Trust, on behalf of its series Phoenix Mid-Cap Value Fund and FMI Mutual Funds, Inc. , on behalf of its series FMI Sasco Contrarian Value Fund: ATTACHED BELOW


Incorporated by reference are the following to 77Q1(e):

Exhibit 77Q1(e)(1)  First Amendment to the Amended and Restated
Investment Advisory Agreement between Registrant and Phoenix Investment Counsel, Inc., effective as of October 21, 2004, filed via EDGAR with Post-Effective Amendment No. 79 (File 2-16590) on October 21, 2004 and incorporated herein by reference.

Exhibit 77Q1(e)(2) Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Sasco Capital, Inc. on behalf of the Phoenix Mid-Cap Value Fund, effective as of October 21, 2004 filed via EDGAR with Post-Effective Amendment No. 79 (File No. 2-16590) on October 21, 2004 and incorporated herein by reference.




                         STATE OF DELAWARE

                      CERTIFICATE OF AMENDMENT
                 TO CERTIFICATE OF STATUTORY TRUST
                   OF PHOENIX-ABERDEEN WORLDWIDE
                        OPPORTUNITIES FUND


This Certificate of Amendment is being executed as of November
1, 2004 for the purposes of amending the Certificate of Statutory Trust filed with the Secretary of State of the State of Delaware on August 17, 2004 pursuant to the Delaware
Statutory Trusts Act, 12 Del. C. section 3801 et. seq. (the "Act").

	The undersigned hereby certifies as follows:

1.	The name of the statutory trust is Phoenix-Aberdeen
Worldwide Opportunities Fund.

2.	The name of the statutory trust shall be amended by
filing a Certificate of Amendment to Certificate of Statutory Trust as follows:

NAME:  The name of the statutory trust is Phoenix Equity Trust.

3.	Effective Date and Time: This Certificate of Amendment
to Certificate of Statutory Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

	IN WITNESS WHEREOF, the undersigned, being one of the trustees of the Trust, have executed this Certificate of Amendment to Certificate of Statutory Trust as of the day and year first above written.

		By: /s/ Philip R. McLoughlin
		Name: Philip R. McLoughlin
		Title:   President






                AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 21st day of September, 2004, by and between Phoenix Equity Trust, a Delaware statutory trust (the "Trust"), with its principal place of business at 101 Munson Street, Greenfield, Massachusetts 01301, on behalf of the Phoenix Mid-Cap Value Fund (the "Acquiring Fund"), a separate series of the Trust, and FMI Mutual Funds, Inc., a Wisconsin corporation (the "FMI Company"), on behalf of the FMI Sasco Contrarian Value Fund (the "Acquired Fund"), another separate series of the FMI Company.

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States Internal Revenue
Code of 1986, as amended (the "Code"). The reorganization
(the "Reorganization") will consist of the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for voting shares of beneficial interest of the Acquiring Fund (the "Acquiring Fund Shares"), the assumption by the Acquiring Fund of all liabilities of the Acquired Fund, and the distribution of the Acquiring Fund
Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

The Acquired Fund is a separate series of the FMI
Company and the Acquiring Fund is a separate series of the Trust, each of which is an open-end, registered investment company of the management type. The Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest.

The Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the trust, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), has determined, with respect to the Acquiring Fund, that the exchange of all of the assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquiring Fund which is a newly created series of the Trust formed for the specific purposes of entering into the Agreement, and its shareholder and that the interests of the existing sole shareholder of the Acquiring Fund would not be diluted as a result of this transaction.

The Board of Directors of the FMI Company, including a majority of the Directors who are not "interested persons" of the FMI Company, as defined in the 1940 Act, has also determined, with respect to the Acquired Fund, that the exchange of all of the assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquired Fund and its shareholders and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction.

NOW, THEREFORE, in consideration of the premises and
of the covenants and agreements hereinafter set forth, the
parties hereto covenant and agree as follows:
1.	TRANSACTION
1.1	Subject to the requisite approval of the Acquired
Fund shareholders and the other terms and conditions herein
set forth and on the basis of the representations and
warranties contained herein, the Acquired Fund agrees to
transfer all of the Acquired Fund's assets, as set forth in paragraph 1.2, to the Acquiring Fund, and the Acquiring
Fund agrees in exchange therefor: (i) to deliver to the
Acquired Fund the number of full and fractional Acquiring
Fund Shares, determined by dividing the value of the
Acquired Fund's net assets, computed in the manner and as
of the time and date set forth in paragraph 2.1, by the net
asset value of one Acquiring Fund Share, computed in the
manner and as of the time and date set forth in paragraph
2.2; and (ii)  to assume all liabilities of the Acquired
Fund, as set forth in paragraph 1.3.  Such transactions
shall take place at the closing provided for in paragraph
3.1 (the "Closing Date").
1.2	The assets of the Acquired Fund to be acquired by
the Acquiring Fund shall consist of all assets and
property, including, without limitation, all cash,
securities, commodities and futures interests and dividends
or interests receivable, that are owned by the Acquired
Fund, and any deferred or prepaid expenses shown as an
asset on the books of the Acquired Fund, on the Closing
Date (collectively, the "Assets").
1.3	The Acquired Fund will endeavor to discharge all
of its known liabilities and obligations prior to the
Closing Date.  The Acquiring Fund shall also assume all of
the liabilities of the Acquired Fund, whether accrued or
contingent, known or unknown, existing at the Valuation
Date, as defined in paragraph 2.1 (collectively,
"Liabilities").  On or as soon as practicable prior to the
Closing Date, the Acquired Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed substantially all (and in no event less than 98%) of its
investment company taxable income and realized net capital
gain, if any, for the current taxable year through the Closing Date.
1.4	Immediately after the transfer of Assets provided
for in paragraph 1.1, the Acquired Fund will distribute to
the Acquired Fund's shareholders of record, determined as
of immediately after the close of business on the Closing
Date (the "Acquired Fund Shareholders"), on a pro rata
basis, the Acquiring Fund Shares received by the Acquired
Fund pursuant to paragraph 1.1, and will completely
liquidate. Such distribution and liquidation will be
accomplished, with respect to the Acquired Fund's shares,
by the transfer of the Acquiring Fund Shares then credited
to the account of the Acquired Fund on the books of the
Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund
Shareholders. The aggregate net asset value of Acquiring
Fund Shares to be so credited to Acquired Fund Shareholders
shall be equal to the aggregate net asset value of the
Acquired Fund shares owned by such shareholders on the
Closing Date. All issued and outstanding shares of the
Acquired Fund will simultaneously be canceled on the books
of the Acquired Fund.
1.5	Ownership of Acquiring Fund Shares will be shown
on the books of the Acquiring Fund or its transfer agent,
as defined in paragraph 3.3.
1.6	Any reporting responsibility of the Acquired Fund
including, but not limited to, the responsibility for filing of regulatory reports, tax returns, or other documents with
the U.S. Securities and Exchange Commission (the
"Commission"), any state securities commission, and any
federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund.
2.	VALUATION
2.1	The value of the Assets shall be the value
computed as of immediately after the close of business of
the New York Stock Exchange and after the declaration of
any dividends on the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures established by the Trust's Board of
Trustees, which shall be described in the then-current
prospectus and statement of additional information with
respect to the Acquiring Fund.
2.2	The net asset value of the Acquiring Fund Shares
shall be the net asset value per share computed as of the
Valuation Date, using the valuation procedures established
by the Trust's Board of Trustees which shall be described
in the Acquiring Fund's then-current prospectus and
statement of additional information.
2.3	The number of Acquiring Fund Shares to be issued
(including fractional shares, if any) in exchange for the
Acquired Fund's Assets shall be determined by dividing the
value of the net assets with respect to the shares of the
Acquired Fund determined using the same valuation
procedures referred to in paragraph 2.1, by the net asset
value of a Acquiring Fund Share, determined in accordance
with paragraph 2.2.
2.4	Phoenix Equity Planning Corporation shall make
all computations of value, in its capacity as financial
agent for the Trust.
3.	CLOSING AND CLOSING DATE
3.1	The Closing Date shall be October 8, 2004, or
such other date as the parties may agree.  All acts taking
place at the closing of the transaction (the "Closing")
shall be deemed to take place simultaneously as of
immediately after the close of business on the Closing Date
unless otherwise agreed to by the parties.  The close of
business on the Closing Date shall be as of 4:00 p.m.,
Eastern Time.  The Closing shall be held at the offices of
Simpson Thacher & Bartlett LLP or at such other time and/or
place as the parties may agree.
3.2	The FMI Company shall direct U.S. Bank, N.A.
(formerly Firstar Trust Company), as custodian for the
Acquired Fund (the "Custodian"), to deliver, on the next
business day after the Closing, a certificate of an
authorized officer stating that (i) the Assets shall have
been delivered in proper form to the Acquiring Fund on the
next business day following the Closing Date, and (ii) all
necessary taxes in connection with the delivery of the
Assets, including all applicable federal and state stock
transfer stamps, if any, have been paid or provision for
payment has been made.  The Acquired Fund's portfolio
securities represented by a certificate or other written
instrument shall be presented by the Acquired Fund
Custodian to the custodian for the Acquiring Fund for
examination no later than on the next business day
following the Closing Date, and shall be transferred and
delivered by the Acquired Fund on the next business day
following the Closing Date for the account of the Acquiring
Fund duly endorsed in proper form for transfer in such
condition as to constitute good delivery thereof.  The
Custodian shall deliver as of the Closing Date by book
entry, in accordance with the customary practices of such depositories and the Custodian, the Acquired Fund's portfolio securities and instruments deposited with a
securities depository, as defined in Rule 17f-4 under the
1940 Act.  The cash to be transferred by the Acquired Fund
shall be delivered by wire transfer of federal funds on the
Closing Date.
3.3	The FMI Company shall direct U.S. Bancorp Fund
Services LLC (the "Transfer Agent"), on behalf of the
Acquired Fund, to deliver on the next business day
following the Closing, a certificate of an authorized
officer stating that its records contain the names and
addresses of the Acquired Fund Shareholders, and the number
and percentage ownership of outstanding shares owned by
each such shareholder immediately prior to the Closing.
The Acquiring Fund shall issue and deliver a confirmation
evidencing the Acquiring Fund Shares to be credited on the
Closing Date to the Secretary of the Acquiring Fund, or
provide evidence satisfactory to the Acquired Fund that
such Acquiring Fund Shares have been credited to the
Acquired Fund's account on the books of the Acquiring Fund.
At the Closing each party shall deliver to the other such
bills of sale, checks, assignments, share certificates, if
any, receipts or other documents as such other party or its
counsel may reasonably request.
3.4	In the event that on the Valuation Date (a) the
New York Stock Exchange or another primary trading market
for portfolio securities of the Acquired Fund shall be
closed to trading or trading thereupon shall be restricted,
or (b) trading or the reporting of trading on such Exchange
or elsewhere shall be disrupted so that accurate appraisal
of the value of the net assets of the Acquired Fund is impracticable, the Closing Date shall be postponed until the first Friday after the day when trading shall have been
fully resumed and reporting shall have been restored.
4.	REPRESENTATIONS AND WARRANTIES
4.1	The FMI Company, on behalf of the Acquired Fund,
represents and warrants as follows:
(a)	The Acquired Fund is duly organized as a series
of the FMI Company, which is a corporation duly organized,
validly existing and in good standing under the laws of the
State of Wisconsin, with power under the FMI Company's
Restated Articles of Incorporation ("Articles of
Incorporation"), to own all of its Assets and to carry on
its business as it is now being conducted;
(b)	The FMI Company is a registered investment
company classified as a management company of the open-end
type, and its registration with the Commission as an
investment company under the 1940 Act, and the registration
of shares of the Acquired Fund under the Securities Act of
1933, as amended ("1933 Act"), is in full force and effect;
(c)	No consent, approval, authorization, or order of
any court or governmental authority is required for the
consummation by the Acquired Fund of the transactions
contemplated herein, except such as have been obtained
under the 1933 Act, the Securities Exchange Act of 1934, as
amended (the "1934 Act") and the 1940 Act and such as may
be required by state securities laws;
(d)	The current prospectus and statement of
additional information of the Acquired Fund and each
prospectus and statement of additional information of the
Acquired Fund used at all times previous to the date of
this Agreement conforms or conformed at the time of its use
in all material respects to the applicable requirements of
the 1933 Act and the 1940 Act and the rules and regulations
of the Commission thereunder; and does not or did not at
the time of its use include any untrue statement of a
material fact or omit to state any material fact required
to be stated therein or necessary to make the statements
therein, in light of the circumstances under which they
were made, not materially misleading;
(e)	On the Closing Date, the FMI Company, on behalf
of the Acquired Fund, will have good and marketable title
to the Assets and full right, power, and authority to sell,
assign, transfer and deliver such Assets hereunder free of
any liens or other encumbrances, and upon delivery and
payment for such Assets; the Trust, on behalf of the
Acquiring Fund, will acquire good and marketable title
thereto, subject to no restrictions on the full transfer
thereof, including such restrictions as might arise under
the 1933 Act, other than as disclosed to the Acquiring Fund;
(f)	The Acquired Fund is not engaged currently, and
the execution, delivery and performance of this Agreement
will not result, in (i) a material violation of the FMI
Company's Articles of Incorporation or of any agreement,
indenture, instrument, contract, lease or other undertaking
to which the FMI Company on behalf of the Acquired Fund is
a party or by which it is bound, or (ii) the acceleration
of any obligation, or the imposition of any penalty, under
any agreement, indenture, instrument, contract, lease,
judgment or decree to which the FMI Company on behalf of
the Acquired Fund is a party or by which it is bound;
(g)	All material contracts or other commitments of
the Acquired Fund (other than this Agreement and certain
investment contracts, including options, futures and
forward contracts) will terminate without liability to the
Acquired Fund on or prior to the Closing Date;
(h)	Except as otherwise disclosed in writing to and
accepted by the Trust, on behalf of the Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently
pending or, to its knowledge, threatened against the FMI
Company on behalf of the Acquired Fund or any of its
properties or assets that, if adversely determined, would
materially and adversely affect its financial condition or
the conduct of its business.  The FMI Company, on behalf of
the Acquired Fund, knows of no facts which might form the
basis for the institution of such proceedings and is not a
party to or subject to the provisions of any order, decree
or judgment of any court or governmental body which
materially and adversely affects its business or its
ability to consummate the transactions herein contemplated;
(i)	The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net Assets, and
Schedule of Investments of the Acquired Fund at June 30,
2004, have been audited by PricewaterhouseCoopers, LLP
("PwC"), independent registered public accountants, and are
in accordance with generally accepted accounting principles
("GAAP") consistently applied, and such statements (copies
of which have been furnished to the Acquiring Fund) present
fairly, in all material respects, the financial condition of the Acquired Fund as of such date in accordance with GAAP,
and there are no known contingent liabilities of the
Acquired Fund required to be reflected on a balance sheet
(including the notes thereto) in accordance with GAAP as of
such date not disclosed therein;
(j)	Since June 30, 2004, there has not been any
material adverse change in the Acquired Fund's financial
condition, assets, liabilities or business, other than
changes occurring in the ordinary course of business, or
any incurrence by the Acquired Fund of indebtedness
maturing more than one year from the date such indebtedness
was incurred, except as otherwise disclosed to and accepted
by the Acquiring Fund. For the purposes of this
subparagraph (j), a decline in net asset value per share of
the Acquired Fund due to declines in market values of
securities in the Acquired Fund's portfolio, the discharge
of Acquired Fund liabilities, or the redemption of Acquired
Fund Shares by shareholders of the Acquired Fund shall not constitute a material adverse change;
(k)	On the Closing Date, all Federal and other tax
returns, dividend reporting forms, and other tax-related
reports of the Acquired Fund required by law to have been
filed by such date (including any extensions) shall have
been filed and are or will be correct in all material
respects, and all Federal and other taxes shown as due or
required to be shown as due on said returns and reports
shall have been paid or provision shall have been made for
the payment thereof, and to the best of the Acquired Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;
(l)	For each taxable year of its operation (including
the taxable year ending on the Closing Date), the Acquired
Fund has met (or will meet) the requirements of Subchapter
M of the Code for qualification as a regulated investment
company, has been (or will be) eligible to and has computed
(or will compute) its federal income tax under Section 852
of the Code, and will have distributed all of its
investment company taxable income and net capital gain (as
defined in the Code) that has accrued through the Closing
Date, and before the Closing Date will have declared
dividends sufficient to distribute all of its investment
company taxable income and net capital gain for the period
ending on the Closing Date;
(m)	All issued and outstanding shares of the Acquired
Fund are, and on the Closing Date will be, duly and validly
issued and outstanding, fully paid and non-assessable and
have been offered and sold in every state and the District
of Columbia in compliance in all material respects with
applicable registration requirements of the 1933 Act and
state securities laws.  All of the issued and outstanding
shares of the Acquired Fund will, at the time of Closing,
be held by the persons and in the amounts set forth in the
records of the Transfer Agent, on behalf of the Acquired
Fund, as provided in paragraph 3.3.  The Acquired Fund does
not have outstanding any options, warrants or other rights
to subscribe for or purchase any of the shares of the
Acquired Fund, nor is there outstanding any security
convertible into any of the Acquired Fund shares;
(n)	The execution, delivery and performance of this
Agreement will have been duly authorized prior to the
Closing Date by all necessary action, if any, on the part
of the Board of Directors of the FMI Company, on behalf of
the Acquired Fund, and, subject to the approval of the
shareholders of the Acquired Fund, this Agreement will
constitute a valid and binding obligation of the Acquired
Fund, enforceable in accordance with its terms, subject, as
to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;
(o)	The information to be furnished by the Acquired
Fund for use in registration statements, proxy materials
and other documents filed or to be filed with any federal,
state or local regulatory authority (including the NASD,
Inc.), which may be necessary in connection with the
transactions contemplated hereby, shall be accurate and
complete in all material respects and shall comply in all
material respects with Federal securities and other laws
and regulations thereunder applicable thereto; and
(p)	The proxy statement of the Acquired Fund (the
"Proxy Statement") to be included in the Registration
Statement referred to in paragraph 4.2(p), insofar as it
relates to the Acquired Fund, will, on the effective date
of the Registration Statement and on the Closing Date (i)
not contain any untrue statement of a material fact or omit
to state a material fact required to be stated therein or
necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading provided, however, that the
representations and warranties in this subparagraph (p)
shall not apply to statements in or omissions from the
Proxy Statement and the Registration Statement made in
reliance upon and in conformity with information that was
furnished by the Acquiring Fund for use therein, and (ii)
comply in all material respects with the provisions of the
1933 Act, the 1934 Act and the 1940 Act and the rules and
regulations thereunder.
4.2	The Trust, on behalf of the Acquiring Fund,
represents and warrants as follows:
(a)	The Acquiring Fund is duly organized as a series
of the Trust, which is a business trust duly organized,
validly existing and in good standing under the laws of the
State of Delaware with power under the Trust's Declaration
of Trust to own all of its assets and to carry on its
business as it is now being conducted;
(b)	The Trust is a registered investment company
classified as a management company of the open-end type,
and its registration with the Commission as an investment
company under the 1940 Act and the registration of shares
of the Acquiring Fund under the 1933 Act, is in full force
and effect;
(c)	No consent, approval, authorization, or order of
any court or governmental authority is required for the
consummation by the Acquiring Fund of the transactions
contemplated herein, except such as have been obtained
under the 1933 Act, the 1934 Act and the 1940 Act and such
as may be required by state securities laws;
(d)	The current prospectus and statement of
additional information of the Acquiring Fund and each
prospectus and statement of additional information of the
Acquiring Fund as of the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940
Act and the rules and regulations of the Commission
thereunder and does not or did not at the time of its use
include any untrue statement of a material fact or omit to
state any material fact required to be stated therein or
necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;
(e)	The Acquiring Fund is not engaged currently, and
the execution, delivery and performance of this Agreement
will not result, in (i) a material violation of the Trust's Declaration of Trust or of any agreement, indenture, instrument, contract, lease or other undertaking to which
the Trust on behalf of the Acquiring Fund is a party or by
which it is bound, or (ii) the acceleration of any
obligation, or the imposition of any penalty, under any
agreement, indenture, instrument, contract, lease, judgment
or decree to which the Trust on behalf of the Acquiring
Fund is a party or by which it is bound;
(f)	Except as otherwise disclosed in writing to and
accepted by the FMI Company, on behalf of the Acquired
Fund, no litigation or administrative proceeding or
investigation of or before any court or governmental body
is presently pending or, to its knowledge, threatened
against the Trust on behalf of the Acquiring Fund or any of
the Acquiring Fund's properties or assets that, if
adversely determined, would materially and adversely affect
the Acquiring Fund's financial condition or the conduct of
the Acquiring Fund's business.  The Trust on behalf of the
Acquiring Fund knows of no facts which might form the basis
for the institution of such proceedings and is not a party
to or subject to the provisions of any order, decree or
judgment of any court or governmental body which materially
and adversely affects the Acquiring Fund's business or the
Acquiring Fund's ability to consummate the transactions
herein contemplated;
(g)	On the Closing Date, the Acquiring Fund has only
nominal assets and outstanding shares, solely for the
purpose of voting on matters related to the reorganization contemplated by the Agreement;
(h)	There are no known or contingent liabilities of
the Acquiring Fund as of the date hereof or the Closing Date;
(i)	On the Closing Date, all Federal and other tax
returns, dividend reporting forms, and other tax-related
reports of the Acquiring Fund required by law to have been
filed by such date (including any extensions) shall have
been filed and are or will be correct in all material
respects, and all Federal and other taxes shown as due or
required to be shown as due on said returns and reports
shall have been paid or provision shall have been made for
the payment thereof, and to the best of the Acquiring
Fund's knowledge no such return is currently under audit
and no assessment has been asserted with respect to such
returns;
(j)	The Acquiring Fund intends to meet the
requirements of Subchapter M of the Code for qualification
as a regulated investment company and has elected to be
treated as such;
 	(k)	All issued and outstanding Acquiring Fund Shares
are, and on the Closing Date will be, duly and validly
issued and outstanding, fully paid and non-assessable
(recognizing that, under Delaware law, it is theoretically
possible that shareholders of the Acquired Fund could,
under certain circumstances, be held personally liable for obligations of the Acquired Fund) and have been offered and sold in every state and the District of Columbia in
compliance in all material respects with applicable
registration requirements of the 1933 Act.  The Acquiring
Fund does not have outstanding any options, warrants or
other rights to subscribe for or purchase any Acquiring
Fund Shares, nor is there outstanding any security
convertible into any Acquiring Fund Shares;
(l)	The execution, delivery and performance of this
Agreement will have been fully authorized prior to the
Closing Date by all necessary action, if any, on the part
of the Trustees of the Trust on behalf of the Acquiring
Fund and this Agreement will constitute a valid and binding obligation of the Trust on behalf of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting
creditors' rights and to general equity principles;
(m)	Acquiring Fund Shares to be issued and delivered
to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement, will on the Closing Date have been duly authorized and, when so
issued and delivered, will be duly and validly issued
Acquiring Fund Shares, and will be fully paid and non-
assessable (recognizing that, under Delaware law, it is theoretically possible that shareholders of the Acquired
Fund could, under certain circumstances, be held personally
liable for obligations of the Acquired Fund);
(n)	The information to be furnished by the Trust for
use in the registration statements, proxy materials and
other documents that may be necessary in connection with
the transactions contemplated hereby shall be accurate and
complete in all material respects and shall comply in all
material respects with Federal securities and other laws
and regulations applicable thereto; and
(o)	That insofar as it relates to the Acquiring Fund,
the Form N-1A Registration Statement of the Trust relating
to the Acquiring Fund (the "Registration Statement") and
the Form N-14 Registration Statement of the Trust with
respect to the Acquiring Fund (the "Proxy Statement"), and
any amendment or supplement to the foregoing, will, from
the effective date of the Registration Statement or the
Proxy Statement through the date of the meeting of
shareholders of the Acquired Fund contemplated therein (i)
not contain any untrue statement of a material fact or omit
to state a material fact required to be stated therein or
necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading provided, however, that the representations and warranties in this subparagraph (p) shall not apply to statements in or omissions from the Registration Statement
or the Proxy Statement made in reliance upon and in
conformity with information that was furnished by the
Acquired Fund for use therein, and (ii) comply in all
material respects with the provisions of the 1933 Act, the
1934 Act and the 1940 Act and the rules and regulations thereunder.
(p) 	The Acquiring Fund agrees to use all reasonable
efforts to obtain the approvals and authorizations required
by the 1933 Act, the 1940 Act and such of the state blue
sky or securities laws as may be necessary in order to
continue its operations after the Closing Date.
5. 	COVENANTS OF THE FMI COMPANY ON BEHALF OF THE ACQUIRED FUND
5.1	The Acquired Fund will operate its business in
the ordinary course between the date hereof and the Closing
Date except as contemplated by this Agreement.
5.2	The FMI Company will call a meeting of the
shareholders of the Acquired Fund to consider and act upon
this Agreement and to take all other action necessary to
obtain approval of the transactions contemplated herein.
5.3	The Acquired Fund covenants that the Acquiring
Fund Shares to be issued hereunder are not being acquired
for the purpose of making any distribution thereof, other
than in accordance with the terms of this Agreement.
5.4	The Acquired Fund shall assist the Acquiring Fund
in obtaining such information as the Acquiring Fund
reasonably request concerning the holders of the Acquired
Fund's shares.
5.5	Subject to the provisions of this Agreement, the
Acquired Fund will each take, or cause to be taken, all
action, and do or cause to be done, all things reasonably
necessary, proper or advisable to consummate and make
effective the transactions contemplated by this Agreement.
5.6	As soon as is reasonably practicable after the
Closing, the Acquired Fund will make a liquidating
distribution to its shareholders consisting of the
Acquiring Fund Shares received at the Closing.
5.7	The Acquired Fund shall use its reasonable best
efforts to fulfill or obtain the fulfillment of the
conditions precedent to effect the transactions
contemplated by this Agreement as promptly as practicable.
5.8	The FMI Company, on behalf of the Acquired Fund,
covenants that it will, from time to time, as and when
reasonably requested by the Trust on behalf of the
Acquiring Fund, execute and deliver or cause to be executed
and delivered all such assignments and other instruments,
and will take or cause to be taken such further action as
the Trust on behalf of the Acquiring Fund may reasonably
deem necessary or desirable in order to vest in and confirm
(a) the FMI Company's, on behalf of the Acquired Fund's,
title to and possession of the Acquiring Fund Shares to be
delivered hereunder, and (b) the Trust's, on behalf of the
Acquiring Fund's, title to and possession of all the
assets, and to carry out the intent and purpose of this Agreement.
6.	COVENANTS OF THE TRUST ON BEHALF OF THE ACQUIRING FUND
6.1	The Acquiring Fund will operate its business in
the ordinary course between the date hereof and the Closing
Date except as contemplated by this Agreement.
6.2	Subject to the provisions of this Agreement, the
Acquiring Fund will take, or cause to be taken, all action,
and do or cause to be done, all things reasonably
necessary, proper or advisable to consummate and make
effective the transactions contemplated by this Agreement.
6.3	The Acquiring Fund shall use its reasonable best
efforts to fulfill or obtain the fulfillment of the
conditions precedent to effect the transactions
contemplated by this Agreement as promptly as practicable.
6.4	The Registration Statement shall have become
effective under the 1933 Act and no stop orders suspending
the effectiveness thereof shall have been issued and, to
the knowledge of the parties thereto, no investigation or
proceeding for that purpose shall have been instituted or
be pending, threatened or contemplated under the 1933 Act.
6.5	The Acquiring Fund will use all reasonable
efforts to obtain the approvals and authorizations required
by the 1933 Act, the 1940 Act and such of the state blue
sky or securities laws as may be necessary in order to
continue its operations after the Closing Date.
6.6	The Acquiring Fund shall, for a two-year period
after the Closing, limit total annual fund operating
expenses to 1.25% of total net assets.
7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND
The obligations of the FMI Company, on behalf of the
Acquired Fund, to consummate the transactions provided for
herein shall be subject, at the FMI Company's election, to
the performance by the Trust, on behalf of the Acquiring
Fund, of all the obligations to be performed by it
hereunder on or before the Closing Date, and, in addition
thereto, the following further conditions:
7.1	All representations and warranties of the Trust,
on behalf of the Acquiring Fund, contained in this
Agreement shall be true and correct in all material
respects as of the date hereof and, except as they may be
affected by the transactions contemplated by this
Agreement, as of the Closing Date, with the same force and
effect as if made on and as of the Closing Date;
7.2	The Trust, on behalf of the Acquiring Fund, shall
have performed all of the covenants and complied with all
of the provisions required by this Agreement to be
performed or complied with by the Trust, on behalf of the
Acquiring Fund on or before the Closing Date; and
7.3	The Acquiring Fund shall have delivered to the
Acquired Fund a certificate executed in the Acquiring
Fund's name by its President or Vice President, and its
Treasurer or Assistant Treasurer, in a form reasonably
satisfactory to the Acquired Fund, and dated as of the
Closing Date, to the effect that the representations and
warranties of the Acquiring Fund made in this Agreement are
true and correct at and as of the Closing Date, except as
they may be affected by the transactions contemplated by
this Agreement and as to such other matters as the Acquired
Fund shall reasonably request.
8.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND
The obligations of the Trust, on behalf of the
Acquiring Fund, to consummate the transactions provided for
herein shall be subject, at the Trust's election, to the
performance by the FMI Company, on behalf of the Acquired
Fund, of all of the obligations to be performed by it
hereunder on or before the Closing Date and, in addition
thereto, the following further conditions:
8.1	All representations and warranties of the FMI
Company, on behalf of the Acquired Fund, contained in this
Agreement shall be true and correct in all material
respects as of the date hereof and, except as they may be
affected by the transactions contemplated by this
Agreement, as of the Closing Date, with the same force and
effect as if made on and as of the Closing Date;
8.2	The FMI Company shall have delivered to the
Acquiring Fund a statement of the Acquired Fund's assets
and liabilities, as of the Closing Date, certified by the
Treasurer of the FMI Company;
8.3.	The FMI Company, on behalf of the Acquired Fund,
shall have performed all of the covenants and complied with
all of the provisions required by this Agreement to be
performed or complied with by FMI Company, on behalf of the
Acquired Fund, on or before the Closing Date;
8.4	The Acquired Fund shall have declared and paid a
distribution or distributions prior to the Closing that,
together with all previous distributions, shall have the
effect of distributing to its shareholders (i) all of its
investment company taxable income and all of its net
realized capital gains, if any, for the period from the
close of its last fiscal year to 4:00 p.m. Eastern time on
the Closing; and (ii) any undistributed investment company
taxable income and net realized capital gains from any
period to the extent not otherwise already distributed; and
8.5	The Acquired Fund shall have delivered to the
Acquiring Fund a certificate executed in the Acquired
Fund's name by its President or Vice President, and its
Treasurer or Assistant Treasurer, in a form reasonably
satisfactory to the Acquiring Fund, and dated as of the
Closing Date, to the effect that the representations and
warranties of the Acquired Fund made in this Agreement are
true and correct at and as of the Closing Date, except as
they may be affected by the transactions contemplated by
this Agreement and as to such other matters as the
Acquiring Fund shall reasonably request.
9.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
ACQUIRING FUND AND THE ACQUIRED FUND
If any of the conditions set forth below have not been
satisfied on or before the Closing Date with respect to the
FMI Company, on behalf of the Acquired Fund, or the Trust,
on behalf of the Acquiring Fund, the other party to this
Agreement shall, at its option, not be required to
consummate the transactions contemplated by this Agreement:
9.1	The Agreement and the transactions contemplated
herein shall have been approved by the requisite vote of
the holders of the outstanding shares of the Acquired Fund
in accordance with the provisions of the FMI Company's
Articles of Incorporation, applicable Wisconsin law and the
1940 Act.  Notwithstanding anything herein to the contrary,
neither the FMI Company nor the Trust may waive the
conditions set forth in this paragraph 9.1;
9.2	On the Closing Date no action, suit or other
proceeding shall be pending or, to its knowledge,
threatened before any court or governmental agency in which
it is sought to restrain or prohibit, or obtain damages or
other relief in connection with, this Agreement or the
transactions contemplated herein;
9.3	All consents of other parties and all other
consents, orders and permits of Federal, state and local
regulatory authorities deemed necessary by the FMI Company
and the Trust to permit consummation, in all material
respects, of the transactions contemplated hereby shall
have been obtained, except where failure to obtain any such
consent, order or permit would not involve a risk of a
material adverse effect on the assets or properties of the
Acquiring Fund or the Acquired Fund, provided that either
party hereto may for itself waive any of such conditions;
9.4	The Registration Statement shall have become
effective under the 1933 Act and no stop orders suspending
the effectiveness thereof shall have been issued and, to
the best knowledge of the parties hereto, no investigation
or proceeding for that purpose shall have been instituted
or be pending, threatened or contemplated under the 1933 Act; and
9.5	The parties shall have received the opinion of Foley &
Lardner LLP, addressed to the Trust substantially to the
effect that, based upon certain facts, assumptions, and representations, the transaction contemplated by this
Agreement, shall for federal income tax purposes, qualify
under the continuity of business enterprise (COBE)
requirements for corporate reorganizations as a tax free reorganization described in Section 368(a) of the Code.
The delivery of such opinion is conditioned upon receipt of representations it shall request of the Trust.
Notwithstanding anything herein to the contrary, the Trust
may not waive the condition set forth in this paragraph 9.5.
10.	BROKERAGE FEES AND EXPENSES
10.1	The FMI Company on behalf of the Acquired Fund
and the Trust on behalf of the Acquiring Fund represent and
warrant to each other that there are no brokers or finders
entitled to receive any payments in connection with the
transactions provided for herein.
10.2	The expenses relating to the proposed
Reorganization will be borne by Phoenix Investment Counsel,
Inc.  The costs of the Reorganization shall include, but
not be limited to, costs associated with obtaining any
necessary order of exemption from the 1940 Act, preparation
of the Registration Statement, printing and distributing
the Acquiring Fund's prospectus and the Acquired Fund's
proxy materials, legal fees, accounting fees, securities registration fees, and expenses of holding shareholders'
meetings. Notwithstanding any of the foregoing, expenses
will in any event be paid by the party directly incurring
such expenses if and to the extent that the payment by
another person of such expenses would result in the
disqualification of such party as a "regulated investment
company" within the meaning of Section 851 of the Code.
11.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
11.1	The FMI Company and the Trust have not made any
representation, warranty or covenant not set forth herein;
this Agreement constitutes the entire agreement between the
parties.
11.2	The representations, warranties and covenants
contained in this Agreement or in any document delivered
pursuant hereto or in connection herewith shall not survive
the consummation of the transactions contemplated
hereunder. The covenants to be performed after the Closing
shall survive the Closing.
12.	TERMINATION
This Agreement may be terminated and the transactions
contemplated hereby may be abandoned by either party by (i)
mutual agreement of the parties, or (ii) by either party if
the Closing shall not have occurred on or before December
31, 2004, unless such date is extended by mutual agreement
of the parties, or (iii) by either party if the other party
shall have materially breached its obligations under this
Agreement or made a material and intentional
misrepresentation herein or in connection herewith.  In the
event of any such termination, this Agreement shall become
void and there shall be no liability hereunder on the part
of any party or their respective Trustees, Directors or
officers, except for any such material breach or
intentional misrepresentation, as to each of which all
remedies at law or in equity of the party adversely
affected shall survive.
13.	WAIVER
	The Acquiring Fund and the Acquired Fund, after
consultation with their respective counsel and by mutual
consent of their respective Board of Trustees and Board of Directors, may waive any condition to their respective obligations hereunder.
14.	AMENDMENTS
This Agreement may be amended, modified or
supplemented in such manner as may be deemed necessary or
advisable by the authorized officers of the FMI Company and
the Trust; provided, however, that following the meeting of
the shareholders of the Acquired Fund called by the
Acquired Fund pursuant to paragraph 5.2 of this Agreement,
no such amendment may have the effect of changing the
provisions for determining the number of the Acquiring Fund
Shares to be issued to the Acquired Fund Shareholders under
this Agreement to the detriment of such shareholders
without their further approval.
15.	NOTICES
Any notice, report, statement or demand required or
permitted by any provisions of this Agreement shall be in
writing and shall be given by facsimile, personal service
or prepaid or certified mail addressed to Phoenix Equity
Trust, 101 Munson Street, Greenfield, Massachusetts 01301,
Attn: General Counsel.
16.	HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
LIMITATION OF LIABILITY
16.1	The Article and paragraph headings contained in
this Agreement are for reference purposes only and shall
not affect in any way the meaning or interpretation of this
Agreement.
16.2	This Agreement may be executed in any number of
counterparts, each of which shall be deemed an original.
16.3	This Agreement shall be governed by and construed
in accordance with the laws of the Commonwealth of
Massachusetts without regard to its principles of conflicts
of laws.
16.4	This Agreement shall bind and inure to the
benefit of the parties hereto and their respective
successors and assigns, but no assignment or transfer
hereof or of any rights or obligations hereunder shall be
made by any party without the written consent of the other
party. Nothing herein expressed or implied is intended or
shall be construed to confer upon or give any person, firm
or corporation, other than the parties hereto and their
respective successors and assigns, any rights or remedies
under or by reason of this Agreement.
16.5	It is expressly agreed that the obligations of
the Acquired Fund hereunder shall not be binding upon any
of the Directors, shareholders, nominees, officers, agents,
or employees of the Acquired Fund personally, but shall
bind only the property of the Acquired Fund, as provided in
the Articles of Incorporation of the Acquired Fund.  The
execution and delivery by such officers of the Acquired
Fund shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the
Acquired Fund as provided in the Articles of Incorporation
of the Acquired Fund.
16.6	It is expressly agreed that the obligations of
the parties hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Acquiring Fund personally, but shall bind only the Trust property of the Acquiring Fund, as provided in the Declaration of Trust of the Acquiring Fund. The execution and delivery by such officers of the Acquiring
Fund shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Trust property of the Acquiring Fund as provided in the Declaration of Trust of the Acquiring Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or Vice President and its seal to be affixed thereto and attested by its Secretary or Assistant Secretary.

Attest:                             PHOENIX EQUITY TRUST on behalf of its
                                     Phoenix Mid-Cap Value Fund

/s/ Matthew A. Swendman               By: /s/ Francis G. Waltman
By:  Matthew A. Swendiman                     Francis G. Waltman
Title:  Vice President and            Title:  Senior Vice President
        Secretary

Attest:                              FMI MUTUAL FUNDS, INC. on
                                      behalf of its FMI Sasco
                                      Contrarian Value Fund

/s/ Donald S. Wilson                  By: /s/ Camille F. Wildes
By:  Donald S. Wilson                         Camille F. Wildes
Title: Secretary                              Vice PResidnt